Exhibit 32.1

Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the “Act”), I, John B. Holmes, Jr., President and Chief Executive Officer of Syntroleum Corporation (the “Company”), hereby certify, to the best of my knowledge:

(1)        The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2006	By:	/s/ John B. Holmes, Jr.
John B. Holmes, Jr. Chief Executive Officer and President

The foregoing certification is being furnished solely pursuant to Section 906 of the Act and is not being filed as part of the Report or as a separate disclosure document.